Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2004

Exhibit 99

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Sep-04	Sep-03
Shopping Centers
Ashburn Village	Ashburn, VA	211,327	1994 / 00 / 01/02	26.4	100%	99%	Giant Food, Reston Hospital Center, Blockbuster, Long & Foster
Beacon Center	Alexandria, VA	352,915	1972 (1993/99)	32.3	97%	100%	Lowe’s, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot
Belvedere	Baltimore, MD	54,941	1972	4.8	100%	95%	Food City
Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	89%	n /a	Publix, Blockbuster
Boulevard	Fairfax, VA	56,350	1994 (1999)	5.0	100%	100%	Danker Furniture, Petco, Panera Bread, Party City
Briggs Chaney Plaza	Silver Spring, MD	197,486	2004	18.2	93%	n/a	Safeway, Ross Dress For Less, Chuck E Cheese, Family Dollar
Broadlands Village	Loudoun County, VA	104,886	2003	24.0	100%	n / a	Safeway
Clarendon	Arlington, VA	6,940	1973	0.5	100%	100%
Clarendon Station	Arlington, VA	4,868	1996	0.1	100%	100%
Countryside	Loudoun County, VA	141,696	2004	16.0	95%	n/a	Safeway, CVS Pharmacy
Cruse MarketPlace	Forsyth County, GA	78,686	2004	10.6	97%	n/a	Publix
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%
French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	95%	95%	Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear, Lakeshore Learning Center, BridesMart, Staples, Dollar Tree
Germantown	Germantown, MD	26,241	1992	2.7	100%	100%
Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food
The Glen	Lake Ridge, VA	112,229	1994	14.7	100%	93%	Safeway Marketplace
Great Eastern	District Heights, MD	254,448	1972 (1995)	23.9	99%	98%	Giant Food, Pep Boys, Big Lots, Run N’ Shoot
Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Blockbuster
Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	98%	Lowe’s
Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	100%	100%	Party Depot, CVS Pharmacy, Kinko’s, Hollywood Video
Lexington Mall	Lexington, KY	314,535	1974	30.0	58%	57%	Dillard’s
Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	98%	100%	SuperFresh, Rite Aid, Blockbuster, Ace Hardware
Olde Forte Village	Ft. Washington, MD	143,247	2003	16.0	67%	67%	Safeway
Olney	Olney, MD	53,765	1975 (1990)	3.7	100%	100%	Rite Aid
Ravenwood	Baltimore, MD	85,958	1972	8.0	98%	98%	Giant Food, Hollywood Video

Shopping Centers (continued)
Seven Corners	Falls Church, VA	560,998	1973 (1994-7)	31.6		99%	98%	Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes
Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7		100%	100%	Super H Mart, Blockbuster
Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6		99%	96%	Giant Food, Home Depot, Circuit City, Michaels, Marshalls, PetSmart, Value City Furniture
Southside Plaza	Richmond, VA	347,651	1972	32.8		86%	95%	CVS Pharmacy, Maxway
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6		100%	100%	MacFrugals, Pep Boys, The Emory Clinic, Maxway
Thruway	Winston-Salem, NC	352,915	1972 (1997)	30.5		92%	90%	Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein Mart, Eckerd Drugs, Borders Books, Blockbuster, Jos. A Banks
Village Center	Centreville, VA	143,109	1990	17.2		100%	100%	Giant Food, Tuesday Morning, Blockbuster
West Park	Oklahoma City, OK	76,610	1975	11.2		72%	72%	Drapers Market, Family Dollar
White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5		99%	99%	Giant Food, Sears, Rite Aid, Blockbuster

	Total Shopping Centers	5,872,643		535.6		93.9%	93.7%

Office Properties
Avenel Business Park	Gaithersburg, MD	390,479	1981-2000	37.1		97%	100%	General Services Administration, VIRxSYS, Boston Biomedica, Broadsoft, Arrow Financial, Quanta Systems
Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4		93%	93%	Compass Group, Roxtec, Outdoor Inovations, Auto Panels Plus, Gofit, Freedom Express
601 Pennsylvania Ave	Washington, DC	226,604	1973 (1986)	1.0		100%	91%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Pharmaceutical Care Mgmt Assn, Freedom Forum, Capital Grille
Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2		94%	87%	INTELSAT, Team Video Intl, Office Depot, Pier 1
Washington Square	Alexandria, VA	234,775	1975 (2000)	2.0		93%	90%	Vanderweil Engineering, World Wide Retail Exch., EarthTech, Thales, New American Schools, Bank of America, Trader Joe’s, Kinko’s, Talbot’s, Blockbuster

	Total Office Properties	1,205,486		63.7		96.0%	93.8%

	Total Portfolio	7,078,129		599.3	(a)	94.2%	93.8%

(a)	The Company is developing Shops at Monocacy on 13 acres of land in Frederick, Maryland. The future 107,000 square foot shopping center is under construction, is approximately 84% preleased and is expected to be operational November 2004. The Company is developing Kentlands Place on 3.4 acres of land adjacent to Kentlands Square shopping center in Gaithersburg, Maryland. The center will be constructed as a 41,300 square foot retail/office property and is approximately 6% preleased.

The Company owns 19 acres of vacant land in the Lansdowne community in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington, Virginia, as future development and redevelopment properties.